Exhibit 99.1

SPX FLOW REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS
Nimble Operating Structure Underpinned by a People-First Culture Has Led to a Resilient Response to the Evolving Environment

●	Q1 results demonstrate margin resiliency, operational efficiency and prudent cost containment

●	Gross margins of 34.9% up 190 points year-over-year on revenue of $289.5 million, down 22.5%

●	Adjusted EBITDA* from continuing operations of $22 million, or 7.6% of revenue

●	Strong financial position with increased liquidity following the sale of Power and Energy business, which was completed at the start of Q2

____________________________________________________________________________________
        CHARLOTTE, NC - May 12, 2020 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions, today reported results for the quarter ended March 28, 2020.
        “Our first quarter results demonstrate our nimble operating structure, maturing business operating system and emphasis on driving high-quality revenue. Specifically, the team was able to deliver significant year-over-year improvements in gross margin despite revenues being down over 20% driven by solid execution, cost reductions and productivity savings. This strong operating foundation, underpinned by a people-first culture, has driven an effective and resilient response to the dynamic impacts of COVID-19. I am impressed with the way our team is working together across the globe to navigate these challenges, rapidly implementing new protocols that prioritize the health and well-being of our team members and maintain business continuity to fully support customers. And I am inspired by the acts of kindness our team has demonstrated in support of local communities and front-line workers.”, said Marc Michael, President and Chief Executive Officer
“As we navigate through this historic situation, our guiding principles are to ensure a safe and healthy work environment, support our customers with excellence, maintain long-term financial strength and execute our long-term strategy. To this end, it is vital that we keep our talented workforce intact to provide continuity and ensure the technical skills and process knowledge are in place to support our customers and capitalize on opportunities to create value through this economic cycle.”
“Importantly, we are in a strong financial position that was fortified with the net proceeds from the sale of Power and Energy. Available liquidity is over $1.1 billion, and our net leverage and interest coverage ratios are well below the debt covenants. We have flexibility to maintain a strong balance sheet, invest in our long-term strategy and create value through disciplined, opportunistic capital allocation.”
“The global pandemic and economic downturn underscore the importance of our strategy to focus on process solutions for sanitary and industrial applications. We support everyday life, including food and beverage, pharmaceutical, water, personal care, specialty chemical and condensed air markets. This positions SPX FLOW as an essential part of the supply chain that helps feed and enhance the world. With this as our purpose, our global operations have remained open throughout this pandemic, with limited, temporary restrictions. That said, consistent with the broader economy, orders slowed significantly in March and April.”
 “We are managing the near-term demand environment prudently and have conducted a robust cash sensitivity analysis across various economic scenarios. Currently, we are operating with the assumption that revenue will decrease 15%-20% year-over-year. Considering this, we curtailed discretionary spend, variable costs and paused hiring, apart from customer support roles, select strategic positions and early career programs. Should the economic downturn decline further, we have identified subsequent cost actions that can be rapidly implemented to adjust our cost structure in accordance with volume, while maintaining the ability to support customers and fully participate in economic recovery.”
“In summary, SPX FLOW is better positioned today than in previous industrial economic recessions to support our team, serve our customers with excellence and maintain financial strength, liquidity and strategic optionality. I am proud of our team members across the world for their united effort and fortitude in navigating through this global pandemic. And I am confident we will effectively manage through this economic downturn and be in a stronger position capitalize on growth and value creation opportunities when the economy recovers,” said Marc Michael, SPX FLOW President and Chief Executive Officer.

First Quarter 2020 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q1 2020	Q1 2019	Variance	Organic Variance
Backlog	$517.0	$555.7	(7.0)%	(2.2)%
Orders	317.0	357.7	(11.4)%	(10.1)%
Revenues	289.5	373.4	(22.5)%	(19.6)%
Segment income	28.8	47.0	(38.7)%
Margin %	9.9%	12.6%	-270bps
Operating income	8.6	28.0	(69.3)%
Margin %	3.0%	7.5%	-450bps

Income (loss) from continuing operations, net of tax	$(0.3)	$14.7
Income (loss) from discontinued operations, net of tax	(5.0)	4.8
Net income (loss) attributable to SPX FLOW, Inc.	(5.3)	19.5

Diluted earnings (loss) per share from continuing operations	$(0.01)	$0.35
Diluted earnings (loss) per share from discontinued operations	(0.12)	0.11
Diluted earnings (loss) per share	(0.12)	0.46

Operating Cash Flow from (used in) continuing operations	$(32.2)	$10.7
Operating Cash Flow from (used in) discontinued operations	(0.5)	11.1
Operating Cash Flow	(32.7)	21.8

Adjusted EBITDA from continuing operations*	$22.0	$40.5	(45.7)%
Free Cash Flow* - continuing and discontinued operations	(42.9)	14.9
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.
•Backlog decreased (2.2)% organically due in large part the company's strategy to methodically reduce its exposure to large, dry-dairy applications and focus on growing orders in higher value, liquid-processing applications. These declines were partially offset by an increase in the Industrial backlog associated with strong mixer orders and certain shipment delays related to COVID-19.
•Orders declined (10.1)% organically. The decline was broad based and largely driven by a lower level of Food and Beverage systems orders, along with a lower order run-rate of components and aftermarket parts across both reporting segments. From a geographic perspective, order declines were concentrated in Europe and North America for the company's industrial product offerings while Food and Beverage liquid-processing systems declines were concentrated in Asia Pacific.
•Revenues declined (19.6)% organically, due to a lower level of revenue from large dry-dairy projects, broad based weakness across most industrial product lines, largely attributable to current market conditions, along with a lower starting backlog year-over-year.
•Gross profit decreased $(22.3) million due primarily to lower volume. Gross margins expanded 190 points to 34.9% driven by a higher quality of revenue, improved operating execution and favorable net price/cost benefits.
•Operating income was $8.6 million, or 3.0% of revenues. This included $2.6 million of restructuring charges, a $1.9 million non-cash impairment charge and $0.8 million dollars of professional fees supporting the company's enterprise strategy and long-term value creation planning. Excluding these items, adjusted operating income* was $13.9 million, or 4.8% of revenues.
•Diluted earnings per share from continuing operations were $(0.01) and included:
◦A non-cash impairment charge of $(0.03) per share related to the rationalization of a product line.

◦Professional fees of $(0.01) per share related primarily to strategic actions.
◦Restructuring and other related charges of $(0.05).
◦Discrete and other tax items totaling a net credit of $0.02 per share as compared to the Company’s expected tax rate of 29%.
•Excluding the items noted above, adjusted earnings per share* from continuous operations were $0.06.
•Free cash flow* utilized across all operations was $(42.9) million, including investments of $10.2 million on capital expenditures and $2.3 million on restructuring actions. The majority of the year-over-year change in free cash flow related to the lower level of earnings along with higher working capital levels partially related to shipment delays.

First Quarter 2020 Results by Segment
Food and Beverage

$ millions	Q1 2020	Q1 2019	Variance	Organic Variance
Backlog	$251.5	$290.0	(13.3)%	(8.7)%
Orders	125.2	153.1	(18.2)%	(18.8)%
Revenues	137.8	172.5	(20.1)%	(17.0)%
Income	19.4	18.5	4.9%
As a percent of revenues	14.1%	10.7%	340bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.
•Backlog decreased (8.7)% organically due to strong project execution combined with a lower level of new system orders, consistent with the Company's strategy to methodically reduce its exposure to dry-dairy applications and increase its focus on liquid-processing applications. Reduced orders for process components and aftermarket parts also contributed to the decline.
•Orders declined (18.8)% organically, primarily driven by timing of order in-take in liquid-processing systems in Asia Pacific. Additionally, process components and aftermarket orders declined largely driven by lower levels of demand in Europe.
•Revenues declined (17.0)% organically, primarily due to a lower level of revenue from large dry-dairy systems, as anticipated, along with lower components and aftermarket sales.
•Segment income of $19.4 million was up ~5% year-over-year as margins expanded 340 points to 14.1%. The margin improvement was primarily driven by strong operational and project execution on a higher quality of revenue, savings from cost reduction actions and net price benefits.

Industrial

$ millions	Q1 2020	Q1 2019	Variance	Organic Variance
Backlog	$265.5	$265.7	(0.1)%	4.9%
Orders	191.8	204.6	(6.3)%	(3.5)%
Revenues	151.7	200.9	(24.5)%	(21.8)%
Income	9.4	28.5	(67.0)%
As a percent of revenues	6.2%	14.2%	-800bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.

•Backlog increased 4.9% organically reflecting improved demand for mixers in the quarter along with some delayed shipments primarily in China due to COVID-19.
•Orders declined (3.5)% organically. This decline was broad-based across the majority of industrial product lines, most notably in dehydration equipment and hydraulic tools, reflecting the broader global industrial slowdown. Partially offsetting these declines was the double-digit growth in mixer projects for customers in China and in the Middle East.
•Revenues declined (21.8)% organically primarily due to a lower level of demand across the majority of short cycle product categories and end markets, primarily associated with global macro conditions. Additionally, opening backlog entering the quarter was down year-over-year contributing to the revenue decline.
•Segment income decreased $(20.1) million and margins contracted 800 points to 6.2%. The decline in segment income and margin was largely related to volume declines in high margin product categories.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 28, 2020 with the Securities and Exchange Commission on or about May 12, 2020. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW has approximately $1.5 billion in annual revenues with operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2019. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. In addition to these factors, the matters addressed in these forward-looking statements are subject to uncertainties arising from the current COVID-19 pandemic, including the impact of the pandemic or related government responses on our businesses, the businesses of our customers and vendors and the global economy generally, other impacts to our supply chain and employee mobility, and whether our businesses and those of our customers will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require operations to be halted for some period of time. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contacts:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Stewart Honeycutt
Director, FP&A and Investor Relations
704-752-4472

Media Contact:
Melissa Buscher
Chief Communications Officer
704-540-2160

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 28, 2020	March 30, 2019
Revenues	$289.5	$373.4
Cost of products sold	188.4	250.0
Gross profit	101.1	123.4
Selling, general and administrative	85.2	87.5
Intangible amortization	2.8	2.9
Asset impairment charges	1.9	—
Restructuring and other related charges	2.6	5.0
Operating income	8.6	28.0

Other income (expense), net	(1.5)	5.3
Interest expense, net	(8.1)	(7.6)
Income (loss) from continuing operations before income taxes	(1.0)	25.7
Income tax benefit (provision)	0.9	(10.7)
Income (loss) from continuing operations	(0.1)	15.0
Income (loss) from discontinued operations, net of tax	(5.1)	5.1
Net income (loss)	(5.2)	20.1
Less: Net income attributable to noncontrolling interests	0.1	0.6
Net income (loss) attributable to SPX FLOW, Inc.	$(5.3)	$19.5

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(0.3)	$14.7
Income (loss) from discontinued operations, net of tax	(5.0)	4.8
Net income (loss) attributable to SPX FLOW, Inc.	$(5.3)	$19.5

Basic income (loss) per share of common stock:
Income (loss) per share from continuing operations	$(0.01)	$0.35
Income (loss) per share from discontinued operations	(0.12)	0.11
Net income (loss) per share attributable to SPX FLOW, Inc.	(0.12)	0.46
Diluted income (loss) per share of common stock:
Income (loss) per share from continuing operations	$(0.01)	$0.35
Income (loss) per share from discontinued operations	(0.12)	0.11
Net income (loss) per share attributable to SPX FLOW, Inc.	(0.12)	0.46

Weighted average number of common shares outstanding - basic	42.570	42.452
Weighted average number of common shares outstanding - diluted	42.570	42.577

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 28, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$235.9	$299.2
Accounts receivable, net	220.5	243.1
Contract assets	28.8	27.3
Inventories, net	214.5	208.1
Other current assets	26.5	32.2
Assets of discontinued operations - current	441.1	464.0
Total current assets	1,167.3	1,273.9
Property, plant and equipment:
Land	21.6	22.2
Buildings and leasehold improvements	167.8	170.8
Machinery and equipment	338.0	325.9
	527.4	518.9
Accumulated depreciation	(306.3)	(289.0)
Property, plant and equipment, net	221.1	229.9
Goodwill	526.5	545.1
Intangibles, net	197.4	208.1
Other assets	172.1	180.4
TOTAL ASSETS	$2,284.4	$2,437.4

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$129.4	$142.6
Contract liabilities	112.4	116.3
Accrued expenses	144.8	162.0
Income taxes payable	25.2	45.2
Short-term debt	12.8	20.7
Current maturities of long-term debt	0.1	0.1
Liabilities of discontinued operations - current	214.3	220.5
Total current liabilities	639.0	707.4
Long-term debt	694.0	693.7
Deferred and other income taxes	24.3	27.9
Other long-term liabilities	109.2	115.0
Total long-term liabilities	827.5	836.6
Mezzanine equity	18.7	20.3
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,681.0	1,677.0
Accumulated deficit	(374.5)	(369.2)
Accumulated other comprehensive loss	(490.8)	(426.5)
Common stock in treasury	(25.7)	(19.3)
Total SPX FLOW, Inc. shareholders' equity	790.4	862.4
Noncontrolling interests	8.8	10.7
Total equity	799.2	873.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,284.4	$2,437.4

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended
	March 28, 2020	March 30, 2019	Change	%/bps
Food and Beverage
Backlog	$251.5	$290.0	$(38.5)	(13.3)%
Orders	125.2	153.1	(27.9)	(18.2)%
Revenues	137.8	172.5	(34.7)	(20.1)%
Gross profit	49.7	51.6	(1.9)
as a percent of revenues	36.1%	29.9%		620bps
Selling, general and administrative expense	28.8	31.6	(2.8)
as a percent of revenues	20.9%	18.3%		260bps
Intangible amortization expense	1.5	1.5	—
Income	$19.4	$18.5	$0.9	4.9%
as a percent of revenues	14.1%	10.7%		340bps

Industrial
Backlog	$265.5	$265.7	$(0.2)	(0.1)%
Orders	191.8	204.6	(12.8)	(6.3)%
Revenues	151.7	200.9	(49.2)	(24.5)%
Gross profit	51.4	71.8	(20.4)
as a percent of revenues	33.9%	35.7%		(180)bps
Selling, general and administrative expense	40.7	41.9	(1.2)
as a percent of revenue	26.8%	20.9%		590bps
Intangible amortization expense	1.3	1.4	(0.1)
Income	$9.4	$28.5	$(19.1)	(67.0)%
as a percent of revenues	6.2%	14.2%		(800)bps

Consolidated Backlog	$517.0	$555.7	$(38.7)	(7.0)%
Consolidated Orders	317.0	357.7	(40.7)	(11.4)%
Consolidated Revenues	289.5	373.4	(83.9)	(22.5)%
Consolidated Segment Income	28.8	47.0	(18.2)	(38.7)%
as a percent of revenues	9.9%	12.6%		(270)bps

Total income for reportable segments	$28.8	$47.0	$(18.2)
Corporate expense	15.5	13.8	1.7
Pension and postretirement service costs	0.2	0.2	—
Asset impairment charges	1.9	—	1.9
Restructuring and other related charges	2.6	5.0	(2.4)
Consolidated Operating Income	$8.6	$28.0	$(19.4)	(69.3)%
as a percent of revenues	3.0%	7.5%		(450)bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019
Cash flows from (used in) operating activities:
Net income (loss)	$(5.2)	$20.1
Less: Income (loss) from discontinued operations, net of tax	(5.1)	5.1
Income (loss) from continuing operations	(0.1)	15.0
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Restructuring and other related charges	2.6	5.0
Asset impairment charges	1.9	—
Deferred income taxes	—	5.3
Depreciation and amortization	9.8	9.6
Stock-based compensation	3.2	2.9
Pension and other employee benefits	0.4	0.4
Loss on asset sales and other, net	0.5	0.1
Gain on change in fair value of investment in equity security	—	(6.2)
Changes in operating assets and liabilities, net of effects from discontinued operations:
Accounts receivable and other assets	17.3	14.9
Contract assets and liabilities, net	(1.7)	(3.9)
Inventories	(15.2)	(9.6)
Accounts payable, accrued expenses and other	(48.6)	(22.4)
Cash spending on restructuring actions	(2.3)	(0.4)
Net cash from (used in) continuing operations	(32.2)	10.7
Net cash from (used in) discontinued operations	(0.5)	11.1
Net cash from (used in) operating activities	(32.7)	21.8
Cash flows used in investing activity -
Capital expenditures	(4.7)	(5.3)
Net cash used in continuing operations	(4.7)	(5.3)
Net cash used in discontinued operations	(5.5)	(1.6)
Net cash used in investing activity	(10.2)	(6.9)
Cash flows used in financing activities:
Borrowings under former senior credit facilities	—	22.0
Repayments of former senior credit facilities	—	(27.0)
Borrowings under former trade receivables financing arrangement	—	42.0
Repayments of former trade receivables financing arrangement	—	(42.0)
Repayments of purchase card program, net	(7.7)	(0.9)
Repayments of other financing arrangements	(0.2)	(1.1)
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.4)	(5.1)
Dividends paid to noncontrolling interests in subsidiary	(1.2)	—
Net cash used in continuing operations	(15.5)	(12.1)
Net cash used in discontinued operations	(0.3)	(0.1)
Net cash used in financing activities	(15.8)	(12.2)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(0.9)	(13.8)
Net change in cash, cash equivalents and restricted cash	(59.6)	(11.1)
Consolidated cash, cash equivalents and restricted cash, beginning of period	303.4	214.3
Consolidated cash, cash equivalents and restricted cash, end of period	$243.8	$203.2

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended March 28, 2020
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(20.1)%	(3.1)%	(17.0)%
Industrial	(24.5)%	(2.7)%	(21.8)%
Consolidated	(22.5)%	(2.9)%	(19.6)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH RECONCILIATION
(Unaudited; in millions)

Three months ended March 28, 2020
Beginning cash, cash equivalents and restricted cash	$303.4

Net cash used in operating activities of continuing operations	(32.2)
Net cash used in operating activities of discontinued operations	(0.5)
Capital expenditures of continuing operations	(4.7)
Capital expenditures of discontinued operations	(5.5)
Repayments of purchase card program, net	(7.7)
Repayments of other financing arrangements	(0.2)
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.4)
Dividends paid to noncontrolling interests in subsidiary	(1.2)
Net cash used in financing activities of discontinued operations	(0.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(0.9)

Ending cash, cash equivalents and restricted cash	$243.8

SPX FLOW, INC. AND SUBSIDIARIES
DEBT, NET DEBT AND ADJUSTED NET DEBT RECONCILIATION
(Unaudited; in millions)

	Debt, Net Debt and Adjusted Net Debt at
	March 28, 2020	December 31, 2019
Term loan	$100.0	$100.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	13.4	21.3
Other indebtedness - discontinued operations	3.6	4.1
Less: deferred financing fees	(6.5)	(6.8)
Total debt	$710.5	$718.6

Total debt	$710.5	$718.6
Less: cash and equivalents - continuing operations	(235.9)	(299.2)
Less: cash and equivalents - discontinued operations	(6.9)	(3.1)
Net debt	$467.7	$416.3

Net debt	$467.7	$416.3
Less: debt under purchase card program	(12.7)	(20.4)
Adjusted net debt	$455.0	$395.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019
Net cash from (used in) operating activities - continuing and discontinued operations	$(32.7)	$21.8
Capital expenditures - continuing and discontinued operations	(10.2)	(6.9)
Free cash flow from (used in) operations - continuing and discontinued operations	$(42.9)	$14.9

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019
Operating income	$8.6	$28.0
Charges and fees associated with strategic actions	0.8	—
Certain restructuring and other related charges	2.6	4.1
Asset impairment charges	1.9	—
Adjusted operating income	$13.9	$32.1

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended(1)
	March 28, 2020	March 30, 2019
Net income (loss) attributable to SPX FLOW, Inc.	$(5.3)	$19.5

Income tax provision (benefit)	(1.8)	10.7
Interest expense, net	9.7	10.7
Depreciation and amortization	9.8	13.8
EBITDA	12.4	54.7
Loss on disposal group	8.5	—
Asset impairment charges	1.9	—
Charges and fees associated with strategic actions	5.0	1.1
Fair value adjustment related to an equity security	—	(6.2)
Non-cash compensation expense	4.0	3.2
Non-service pension and postretirement related costs	0.2	0.2
Interest income	1.0	2.0
Losses on asset sales and other, net	0.5	0.1
Restructuring and other related charges	2.9	5.0
Foreign exchange losses	1.1	1.2
Other	0.2	0.2
Bank consolidated EBITDA	$37.7	$61.5

(1) Includes the results of continuing operations and discontinued operations

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 28, 2020	March 30, 2019
Net income (loss) attributable to SPX FLOW, Inc. from continuing operations	$(0.3)	$14.7

Income tax provision (benefit)	(0.9)	10.7
Interest expense, net	8.1	7.6
Depreciation and amortization	9.8	9.6
EBITDA from continuing operations	16.7	42.6
Asset impairment charges	1.9	—
Certain restructuring and other related charges	2.6	4.1
Charges and fees associated with strategic actions	0.8	—
Fair value adjustment related to an equity security	—	(6.2)
Adjusted EBITDA from continuing operations	$22.0	$40.5

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended
	March 28, 2020	March 30, 2019
Diluted earnings (loss) per share from continuing operations	$(0.01)	$0.35
Certain restructuring and other related charges, net of tax	0.05	0.07
Asset impairment charge, net of tax	0.03	—
Charges and fees associated with strategic actions, net of tax	0.01	—
Discrete tax charges (benefits)	(0.02)	0.04
Fair value adjustment related to an equity security, net of tax	—	(0.10)
Adjusted diluted earnings per share from continuing operations	$0.06	$0.36